THE MIDLAND COMPANY AND SUBSIDIARIES
		Exhibit (21) - Subsidiaries of the Registrant
			      December 31, 1999


   The subsidiaries of the Registrant as of December 31, 1999, all of which are included in the consolidated financial statements, are as follows:

								    Percentage
						     State of        of Voting
						   Incorporation    Stock Owned
						   -------------    -----------
M/G Transport Services, Inc.                            Ohio           100
Midland - Guardian Co.                                  Ohio           100
MGT Services, Inc.                                      Ohio           100
M/G Sportswear, Inc.                                    Ohio           100

SUBSIDIARIES OF MIDLAND - GUARDIAN CO.:
American Modern Insurance Group, Inc.                   Ohio           100
Marbury Agency, Inc.                                    Ohio           100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.:
American Modern Home Insurance Company                  Ohio           100
American Family Home Insurance Company                Florida          100
American Modern Life Insurance Company                  Ohio           100
Lloyds Modern Corporation                              Texas           100
American Modern Home Service Company                    Ohio           100
Modern Services Group, Inc.                             Ohio           100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.:
American Modern Lloyds Insurance Company               Texas           100
American Southern Home Insurance Company              Florida          100
American Western Home Insurance Company               Oklahoma         100
G.U.I.C. Insurance Company                          Pennsylvania       100

SUBSIDIARY OF AMERICAN WESTERN HOME INSURANCE CO.:
Modern Life Insurance Company of Arizona, Inc.        Arizona          100

SUBSIDIARY OF MODERN SERVICES GROUP, INC.:
Sunbelt General Agency, Inc.                          Alabama          100
The Atlas Insurance Agency, Inc.                        Ohio           100
Midwest Enterprises, Inc.                             Florida          100
Manufactured Homes Acceptance Corporation               Ohio           100
MHAC Insurance Agency, Inc.                             Ohio           100
Service Sentry Warranty Corporation                     Ohio           100
North American Insurance Agency Corporation           Michigan         100

   The name of one wholly - owned subsidiary of The Midland Company is not shown above as such individual listing is not required.